    As filed with the Securities and Exchange Commission on November 17, 2000
                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          GLOBAL CAPITAL PARTNERS INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                      52-1807562
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                         6000 Fairview Road, Suite 1420
                               Charlotte, NC 28210
          (Address of Principal Executive Offices, Including Zip Code)

                             1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                              Martin A. Sumichrast
                 Chairman, Chief Executive Officer and President
                         6000 Fairview Road, Suite 1410
                               Charlotte, NC 28210
                                 (704) 643-8220
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)


                              --------------------

                                    COPY TO:

                              Paul F. McCurdy, Esq.
                            Kelley Drye & Warren LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901

                              --------------------

                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                        Proposed     Proposed
                                        Maximum      Maximum
    Title of                            Offering     Aggregate   Amount of
   Securities       Amount to be        Price Per    Offering   Registration
to be Registered  Registered (1),(3)  Share (2),(3)  Price (2)      Fee
-------------------------------------------------------------------------------
Common Stock,
Par value $.05
per share           300,000 shares         $2.94      $882,000     $232.85
===============================================================================

(1) Pursuant to Rule 416 under the Securities Act, there are also registered hereunder such additional Common Shares as may become issuable under the 1996 Stock Option Plan through the operation of applicable anti-dilution provisions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share is estimated based on the average of the high and low trading prices for the Common Stock on November 15, 2000 as reported by Nasdaq SmallCap Market.

(3) This Registration Statement on Form S-8 is being filed pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act").
     1,200,000 shares of Common Stock were previously registered, and an aggregate fee of $2,416.97 was previously paid, under our Registration Statements on Form S-8, no. 333-25887, no. 333-56973 and no. 333-33930,
     each of which is hereby combined with this Registration Statement under Rule 429.

                                EXPLANATORY NOTE

     The purpose of this Registration Statement on Form S-8 of Global Capital Partners Inc. (the "Registrant") is to register an additional 300,000 shares of the Registrant's common stock, par value $.05 per share (the "Common Stock"), issuable pursuant to the Registrant's 1996 Stock Option Plan, as amended on December 17, 1997, April 12, 1999, November 9, 1999 and September 21, 2000 (the "Plan").

     The contents of  Registration  Statements on Form S-8, no.  333-25887,  no.
333-56973 and no. 333-33930, each previously filed by the Registrant and relating to 400,000, 200,000 shares and 600,000 respectively, of the Common Stock to be offered pursuant to the Plan, are incorporated by reference hereto pursuant to General Instruction E to Form S-8.

     The document(s) containing the information concerning the Plan specified in
Part I of the instructions to Registration Statement on Form S-8 have been or will be sent or given to the participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). In accordance with the Note to Part I of the instructions to Registration Statement on Form S-8, such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The SEC allows us to incorporate by reference the information we file with it. The information incorporated by reference is considered to be part of this report, and later information filed with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended.

     o    Our Annual Report on Form 10-KSB for the year ended March 31, 2000.

     o    Our  Quarterly  Report on Form 10-QSB for the  quarter  ended June 30,
          2000.

     o Our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000.

     o Our Proxy Statement relating to the Annual Meeting of Stockholders held on September 21, 2000, filed on August 25, 2000.

     o The description of the Common Stock as set forth in our Registration Statement on Form S-1 No. 33-89544 filed with the SEC on February 15, 1995 including any amendment thereto or report filed for the purpose of updating such description.

ITEM 8.  EXHIBITS.

      The following opinion and consents are attached hereto as exhibits:

EXHIBIT NO.                               DESCRIPTION
-----------                               -----------

   5.1 Opinion of Kelley Drye & Warren LLP regarding the legality of the securities being registered.

  23.1         Consent of Spicer, Jeffries & Co.

  23.2         Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on this 17th day of November, 2000.

                                   GLOBAL CAPITAL PARTNERS INC.


                                   By: /S/   MARTIN A. SUMICHRAST
                                      ------------------------------------------
                                      Name:   Martin A. Sumichrast
                                      Title:  Chairman, Chief Executive Officer,
                                               President and Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURE                         TITLE                      DATE
             ---------                         -----                      ----

 /S/ MARTIN A. SUMICHRAST              Chairman, Chief Executive
-------------------------------------   Officer, President and      November 17, 2000
Martin A. Sumichrast                          Director
                                       (Principal Executive
                                             Officer)

  /S/  KEVIN D. MCNEIL                 Vice President, Secretary,
-------------------------------------      Treasurer and Chief      November 17, 2000
Kevin D. McNeil                            Financial Officer
                                       (Principal Financial and
                                          Accounting Officer)



------------------------------------           Director             November 17, 2000
Michael Sumichrast, Ph.D


  /S/  FRANK DEVINE
------------------------------------           Director             November 17, 2000
Frank Devine


  /S/  DR. LAWRENCE CHIMERINE
------------------------------------           Director             November 17, 2000
Dr. Lawrence Chimerine


   /S/    PAUL F. MCCURDY, ESQ.
------------------------------------           Director             November 17, 2000
Paul F. McCurdy, Esq.



                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER                         DESCRIPTION

   5.1 Opinion of Kelley Drye & Warren LLP regarding the legality of the securities registered hereunder.

   23.1    Consent of Spicer, Jeffries & Co.

   23.2    Consent of Kelley Drye & Warren  LLP(included in Exhibit 5.1).